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EXHIBIT 21

LIST OF SUBSIDIARIES

Jurisdiction of Incorporation
Ironwood Lithographers, Inc.	Arizona
American Lithographers, Inc.	California
Apple Graphics, Inc.	California
Columbia Color, Inc.	California
Consolidated Graphics California	California
Consolidated Paragraphics, Inc.	California
Direct Color, Inc.	California
Eagle Press, Inc.	California
Georges & Shapiro Lithograph, Inc.	California
Graphic Communications, Inc.	California
Graphion, Inc.	California
Precision Litho, Inc.	California
Rush Press, Inc.	California
Thousand Oaks Printing and Specialties, Inc.	California
Woodridge Press, Inc.	California
Fittje Bros. Printing Co.	Colorado
Frederic Printing Company	Colorado
Gritz-Ritter Graphics, Inc.	Colorado
Tewell Warren Printing Company	Colorado
CGML General Partner, Inc.	Delaware
Consolidated Graphics Development Company	Delaware
Consolidated Graphics Development LLC	Delaware
Consolidated Graphics Services, Inc.	Delaware
StorterChilds Printing Co., Inc.	Florida
Austin Printing Company, Inc.	Georgia
Consolidated Carqueville Printing Company	Illinois
Copy-Mor, Inc.	Illinois
Multiple Images Printing, Inc.	Illinois
Lincoln Printing Corporation	Indiana
Metropolitan Printing Services, Inc.	Indiana
Garner Printing Company	Iowa
Gilliland Printing, Inc.	Kansas
Mercury Web Printing, Inc.	Kansas
Printing, Inc.	Kansas
Serco Forms, LLC	Kansas
Web Graphics, Inc.	Kansas
Automated Graphic Systems—Ohio, Inc.	Maryland
Automated Graphic Systems, Inc.	Maryland
Consolidated S & S Graphics, Inc.	Maryland
Graphic Technology of Maryland, Inc.	Maryland
H & N Printing & Graphics, Inc.	Maryland
Maryland Composition.com, Inc.	Maryland
Mount Vernon Printing Company	Maryland
Printing Corporation of America	Maryland
Westland Printers, Inc.	Maryland
Pride Printers, Inc.	Massachusetts
The John C. Otto Company, Inc.	Massachusetts
McKay Press, Inc.	Michigan

Superior Colour Graphics, Inc.	Michigan
The Etheridge Company	Michigan
Maxwell Graphic Arts, Inc.	New Jersey
Chas. P. Young Company, Inc.	New York
Theo. Davis Sons, Incorporated	North Carolina
Walnut Circle Press, Inc.	North Carolina
Byrum Lithographing Co.	Ohio
Tulsa Litho Company	Oklahoma
Bridgetown Printing Co.	Oregon
Digital Direct, Inc.	Pennsylvania
Geyer Printing Company, Inc.	Pennsylvania
Piccari Press, Inc.	Pennsylvania
Tursack Incorporated	Pennsylvania
Keys Printing Company	South Carolina
Wentworth Corporation	South Carolina
Courier Printing Company	Tennessee
Mercury Printing Company, Inc.	Tennessee
CGXmedia, Inc.	Texas
Chas. P. Young Company	Texas
Clear Visions, Inc.	Texas
Consolidated Eagle Press, Inc.	Texas
Consolidated Graphics Management, Ltd.	Texas
Consolidated Graphics Properties II, Inc.	Texas
Consolidated Graphics Properties, Inc.	Texas
Grover Printing Company	Texas
Gulf Printing Company	Texas
Heritage Graphics, Inc.	Texas
Superb Printing Company	Texas
The Graphics Group, Inc.	Texas
The Jarvis Press, Inc.	Texas
Tucker Printers, Inc.	Texas
Western Lithograph Company	Texas
Mobility, Inc.	Virginia
Emerald City Graphics, Inc.	Washington
Heath Printers, Inc.	Washington
Automated Graphic Imaging/Copy Center, Inc.	Washington D. C.
Image Systems, Inc.	Wisconsin
The Printery, Inc.	Wisconsin
Wetzel Brothers, Inc.	Wisconsin

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  EXHIBIT 21
LIST OF SUBSIDIARIES